As filed with the Securities and

Exchange Commission on May 9, 2006	Registration No. 333-_____

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM S-8

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

ITT EDUCATIONAL SERVICES, INC.

(Exact name of registrant as specified in its charter)

Delaware	36-2061311
(State or other jurisdiction	(I.R.S. Employer
of incorporation or organization)	Identification No.)

13000 North Meridian Street	46032-1404
Carmel, Indiana	(Zip Code)
(Address of Principal Executive Offices)

2006 ITT Educational Services, Inc. Equity Compensation Plan

(Full title of the plan)

Clark D. Elwood

Senior Vice President, General Counsel and Secretary

13000 North Meridian Street

Carmel, Indiana 46032-1404

(Name and address of agent for service)

(317) 706-9200

(Telephone number, including area code, of agent for service)

Copy to:

Christine Graffis Long

Baker & Daniels LLP

600 East 96th Street, Suite 600

Indianapolis, Indiana 46240

(317) 569-9600

CALCULATION OF REGISTRATION FEE

Title of Securities to registered	Amount to be registered (1)	Proposed maximum offering price per share (2)	Proposed maximum aggregate offering price (2)	Amount of registration fee
Common Stock, $0.01 par value	4,000,000 shares	$ 63.415	$ 253,660,000	$ 27,142

(1)

In addition, pursuant to Rule 416 under the Securities Act of 1933 (the “Securities Act”), this Registration Statement also covers such additional shares of Common Stock as may be offered or issued to prevent dilution resulting from stock splits, stock dividends and similar transactions.

(2)

Estimated solely for purposes of calculating the registration fee and computed in accordance with Rule 457(c) and (h) under the Securities Act using the average of the high and low sale prices of the Common Stock as reported by the NYSE on May 4, 2006, which was $63.415 per share.

PART I

INFORMATION REQUIRED IN THE SECTION 10(A) PROSPECTUS

ITEM 1.	PLAN INFORMATION*

ITEM 2.	REGISTRANT INFORMATION AND EMPLOYEE PLAN ANNUAL
INFORMATION*

*Information required by Part I of Form S-8 to be contained in the Section 10(a) Prospectus is omitted from this Registration Statement in accordance with Rule 428 under the Securities Act and the Note to Part I of Form S-8.

PART II

INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

ITEM 3.	INCORPORATION OF DOCUMENTS BY REFERENCE.

The following documents heretofore filed by ITT Educational Services, Inc. (the “Registrant”) with the Securities and Exchange Commission are incorporated by reference in this Registration Statement:

(1)	The Registrant’s Annual Report on Form 10-K for the fiscal year ended December 31, 2005;
(2)	The Registrant’s Current Reports on Form 8-K filed on January 9, 2006, January 24, 2006, January 25, 2006, January 30, 2006 and February 1, 2006;
(3)	The Registrant’s Quarterly Report on Form 10-Q for the three months ended March 31, 2006; and
(4)

The description of the Registrant’s Common Stock contained in the Registrant’s Registration Statement on Form 8-A filed with the Securities and Exchange Commission on December 19, 1994, including any amendment or report filed for the purpose of updating such description.

In addition, all documents subsequently filed by the Registrant pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), prior to the filing of a post-effective amendment which indicates that all securities offered hereby have been sold or which deregisters all securities offered hereby then remaining unsold, shall be deemed to be incorporated by reference in this Registration Statement and to be a part hereof from their respective dates of filing.

The Registrant will promptly provide without charge to each person to whom a prospectus is delivered a copy of any or all information that has been incorporated herein by reference (not including exhibits to the information that is incorporated by reference unless such exhibits are specifically incorporated by reference into such information) upon the written or oral request of such person directed to the Secretary of the Registrant at its principal offices, 13000 North Meridian Street, Carmel, Indiana 46032-1404, telephone (317) 706-9200.

ITEM 4.	DESCRIPTION OF SECURITIES.

Not Applicable.

ITEM 5.	INTERESTS OF NAMED EXPERTS AND COUNSEL.

Not Applicable.

ITEM 6.	INDEMNIFICATION OF OFFICERS AND DIRECTORS.

Reference is made to Article VI of the Company’s Restated Certificate of Incorporation, filed as Exhibit 4.1 hereto, and Article VII of the Company’s Restated By-Laws, filed as Exhibit 4.2 hereto, which provides that the Company shall indemnify and advance expenses to its currently acting and former directors and officers, and may indemnify and advance expenses to its currently acting and former employees and agents, to the fullest extent permitted by applicable law, including the Delaware General Corporation Law, as amended from time to time (but, in the case of any such amendment, only to the extent that such amendment permits the Company to provide broader indemnification rights than said law permitted the Company to provide prior to such amendment). The Company may also enter into one or more agreements with any person which provide for indemnification greater or different than that provided in Article VI of the Company’s Restated Certificate of Incorporation. In addition, insurance policies provide for the indemnification of the Company’s directors and officers, as well as for reimbursement of the Company for amounts paid by the Company above certain limits in indemnifying its directors and officers, for liabilities under the Securities Act of 1933, subject to applicable retentions.

ITEM 7.	EXEMPTION FROM REGISTRATION CLAIMED.

Not Applicable.

ITEM 8.	EXHIBITS.

The list of Exhibits is incorporated herein by reference to the Index to Exhibits.

ITEM 9.	UNDERTAKINGS.

The undersigned Registrant hereby undertakes:

(1)	To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

(i)	To include any prospectus required by section 10(a)(3) of the Securities Act of 1933;

(ii)

To reflect in the prospectus any facts or events arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement;

(iii)

To include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement;

Provided, however, that paragraphs (1)(i) and (1)(ii) of this section do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the Commission by the Registrant pursuant to section 13 or section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the Registration Statement.

(2)

That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3)	To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the Registrant’s annual report pursuant to section 13(a) or section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

SIGNATURES

The Registrant. Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Carmel, State of Indiana, on May 9, 2006.

ITT EDUCATIONAL SERVICES, INC.

By:	/s/ Rene R. Champagne
Rene R. Champagne
Chairman and Chief Executive Officer

POWER OF ATTORNEY

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in their respective capacities and on the respective dates indicated opposite their names. Each person whose signature appears below hereby authorizes each of Rene R. Champagne, Daniel M. Fitzpatrick and Clark D. Elwood, each with full power of substitution, to execute in the name and on behalf of such person any post-effective amendment to this Registration Statement and to file the same, with exhibits thereto, and other documents in connection therewith, making such changes in this Registration Statement as the registrant deems appropriate, and appoints each of Rene R. Champagne, Daniel M. Fitzpatrick and Clark D. Elwood, each with full power of substitution, attorney-in-fact to sign any amendment and any post-effective amendment to this Registration Statement and to file the same, with exhibits thereto, and other documents in connection therewith.

Signature	Title	Date
/s/ Rene R. Champagne Rene R. Champagne	Chairman, Chief Executive Officer and Director (Principal Executive Officer)	May 9, 2006

/s/ Daniel M. Fitzpatrick Daniel M. Fitzpatrick	Senior Vice President and Chief Financial Officer (Principal Financial Officer and Principal Accounting Officer)	May 9, 2006

/s/ John F. Cozzi John F. Cozzi	Director	May 9, 2006
/s/ John E. Dean John E. Dean	Director	May 9, 2006

/s/ James D. Fowler, Jr. James D. Fowler, Jr.	Director	May 9, 2006

/s/ Joanna T. Lau Joanna T. Lau	Director	May 9, 2006

/s/ Thomas I. Morgan Thomas I. Morgan	Director	May 9, 2006

/s/ Samuel L. Odle Samuel L. Odle	Director	May 9, 2006

/s/ Vin Weber Vin Weber	Director	May 9, 2006

/s/ John A. Yena John A. Yena	Director	May 9, 2006

INDEX TO EXHIBITS

Exhibit No.	Description of Exhibit
4.1

Restated Certificate of Incorporation of the Registrant, as amended to date. (The copy of this Exhibit filed as Exhibit 3.1 to the Registrant’s Quarterly Report on Form 10-Q for the period ended June 30, 2005 is incorporated herein by reference.)

4.2

Restated By-Laws of the Registrant, as amended to date. (The copy of this Exhibit filed as Exhibit 3.2 to the Registrant’s Quarterly Report on Form 10-Q for the period ended September 30, 2002 is incorporated herein by reference.)

5	Opinion of Baker & Daniels LLP

23.1	Consent of Independent Registered Public Accounting Firm

23.2	Consent of Baker & Daniels LLP (included in the Opinion of Baker & Daniels LLP filed as Exhibit 5)

24	Powers of Attorney (included on the Signature Page of this Registration Statement).

99

2006 ITT Educational Services, Inc. Equity Compensation Plan. (The copy of this Exhibit filed as Appendix C to the Registrant’s 2006 Definitive Proxy Statement (File No. 001-13144) is incorporated herein by reference.)